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                                                                  EXHIBIT 4.17

                             SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 15, 1997, among Howell Industries, Inc. (the "New Subsidiary Guarantor"), a subsidiary of Oxford Automotive, Inc., a Michigan corporation (the "Company"), the Company, the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and First Trust National Association, a national banking corporation, as trustee under the Indenture referred to below (the "Trustee").

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of June 15, 1997, providing for the issuance of an aggregate principal amount of $160,000,000 of 10 1/8% Senior Subordinated Notes Due 2007 (the "Securities");

     WHEREAS Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the
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New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Securities.

     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                          HOWELL INDUSTRIES, INC.

                                          By: /s/ Steven M. Abelman
                                              ---------------------------
                                              Name:  Steven M. Abelman
                                              Title: President


                                          OXFORD AUTOMOTIVE, INC.

                                          By: /s/ Steven M. Abelman
                                              ---------------------------
                                              Name:  Steven M. Abelman
                                              Title: President





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                                SUBSIDIARY GUARANTORS:

                                  BMG NORTH AMERICA LIMITED
                                  LOBDELL EMERY CORPORATION
                                  WINCHESTER FABRICATION CORPORATION
                                  CREATIVE FABRICATION CORPORATION
                                  PARALLEL GROUP INTERNATIONAL, INC.
                                  CONCEPT MANAGEMENT CORPORATION
                                  LEWIS EMERY CAPITAL CORPORATION
                                  BMG HOLDINGS, INC.


                                  By:  /s/ Steven M. Abelman
                                      ---------------------------
                                      Name:  Steven M. Abelman
                                      Title: President

                                  LASERWELD INTERNATIONAL, L.L.C.
                                  By: Lobdell Emery Corporation, its sole member


                                  By:  /s/ Steven M. Abelman
                                      ---------------------------
                                      Name:  Steven M. Abelman
                                      Title:    President


                                FIRST TRUST NATIONAL ASSOCIATION,
                                  as Trustee


                                By:    /s/ Nan Packard
                                      ---------------------------
                                      Name:  Nan Packard
                                      Title:  Assistant Vice President







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